Exhibit 5.1

To

Chubb Limited

Baerengasse 32

8001 Zurich

Switzerland

Zurich, 9 October 2018

Chubb Limited — Registration Statement for Common Shares, Warrants and Guarantees

Ladies and Gentlemen:

We have been asked to render this opinion letter in our capacity as Swiss counsel to Chubb Limited, a corporation organized under the laws of Switzerland (the “Company”) in connection with the registration under the Securities Act of 1933, as amended, of an unspecified aggregate offering price or number of registered shares of currently CHF 24.15 par value each (the “Common Shares”) and warrants to purchase Common Shares (the “Warrants”). In connection with the registration of debt securities of Chubb INA Holdings Inc. and preferred securities of ACE Capital Trust III and ACE Capital Trust IV, respectively, the Company has also registered a guarantee of such debt securities, and a guarantee of such preferred securities, respectively.

Unless otherwise defined herein, capitalized terms used herein shall have the meaning attributed to them in the Registration Statement.

I	Documents Reviewed

For the purpose of this opinion letter we have only reviewed and relied on copies of the following documents:

Bär & Karrer Rechtsanwälte	Zürich Bär & Karrer AG Brandschenkestrasse 90 CH-8027 Zürich Phone: +41 58 261 50 00 Fax: +41 58 261 50 01 zuerich@baerkarrer.ch	Genf Bär & Karrer SA 12, quai de la Poste CH-1211 Genève 11 Phone: +41 58 261 57 00 Fax: +41 58 261 57 01 geneve@baerkarrer.ch	Lugano Bär & Karrer SA Via Vegezzi 6 CH-6901 Lugano Phone: +41 58 261 58 00 Fax: +41 58 261 58 01 lugano@baerkarrer.ch	Zug Bär & Karrer AG Baarerstrasse 8 CH-6301 Zug Phone: +41 58 261 59 00 Fax: +41 58 261 59 01 zug@baerkarrer.ch	www.baerkarrer.ch

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a)	a copy of the registration statement on Form S-3 dated 20 September 2018 to be filed on or about 9 October 2018 (the “Registration Statement”);

b)	a certified extract from the commercial register of the Canton of Zurich regarding the Company certified to be up-to-date as of 1 October 2018 (the “Extract”); and

c)

a copy of the articles of association (Statuten) of the Company certified by the competent commercial register to be up-to-date as deposited with such register as of 1 October 2018, in their version of 17 May 2018 (the “Articles of Association”).

II	Scope and Assumptions

1

This opinion letter is confined to and given on the basis of the laws of Switzerland in force at the date hereof as currently applied by Swiss courts. In the absence of explicit statutory law or established case law, we base our opinion solely on our independent professional judgement.

2

We express no opinion on the laws of any other jurisdiction. The opinions given in this opinion letter are strictly limited to the matters stated in section III below and do not extend, by implication or otherwise, to any agreement or document referred to in the Registration Statement or any other matter.

3	The opinions given herein are made on the basis of the following assumptions:

a)

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

b)

The Common Shares will be duly authorized by the general meeting of shareholders of the Company and the board of directors of the Company, fully paid up (liberiert) by their respective subscribers and registered in the competent commercial register in Switzerland and all other requirements under Swiss law in connection with the creation and issuance of such Common Shares will have been complied with.

c)

The Warrants to purchase Common Shares will be duly authorized by the general meeting of shareholders of the Company and the board of directors of the Company, all other requirements of Swiss law in connection with the creation and issuance of such Warrants to purchase Common Shares will have been complied with and their terms will be in compliance with Swiss law. The Common Shares to be issued upon exercise of the Warrants will be authorized by the general meeting of shareholders of the Company and the board of directors of the Company, fully paid up (liberiert) by their

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respective subscribers and registered in the competent commercial register in Switzerland and all other requirements under Swiss law in connection with the creation and issuance of such Common Shares will have been complied with.

d)

If and to the extent Common Shares are to be issued out of the conditional share capital for the purpose of converting debt instruments into Common Shares as provided for in article 4 of the Articles of Association, such Common Shares at their time of their issuance can and will be (i) issued and (ii) fully paid up (liberiert) in cash in compliance with the laws of Switzerland.

e)	There are no intervening changes to the Articles of Association, the Extract or the laws of Switzerland or any other relevant matter.

f)	There is nothing under any law (other than the law of Switzerland) which would or might affect the opinions set out in section III below.

g)

In addition to any action already taken by the board of directors of the Company, the issuance and the amount of (i) the guarantee of debt securities of Chubb INA Holdings Inc. by the Company guaranteeing debt securities to be issued by Chubb INA Holdings Inc. and (ii) the guarantee of preferred securities of ACE Capital Trust III and ACE Capital Trust IV, respectively, by the Company, guaranteeing preferred securities to be issued by ACE Capital Trust III and ACE Capital Trust IV, respectively, will be authorized by the board of directors of the Company or an authorized committee thereof in compliance with Swiss law and all action required under Swiss law to approve the terms of any specific issuance of any guarantee described above will be duly authorized by the board of directors of the Company, or, to the extent lawfully delegated, by an authorized committee thereof or by officers authorized by the board of directors of the Company or an authorized committee thereof.

h)

The parties to the transactions referred to in the Registration Statement entered into or will be entered into, as applicable, such transactions for bona fide commercial reasons and on arm’s length terms, and none of the directors or officers of any party to such transactions has or had a conflict of interest with such party in respect of such transactions, or otherwise lacked capacity, that would preclude such director or officer from validly representing (or granting a power of attorney in respect of such transactions for) such party.

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III	Opinions

Based upon the foregoing, in reliance thereon, and subject to the limitations and assumptions set out in section II above and the qualifications set out in section IV below, we are of the following opinion:

a)

Chubb Limited is as a corporation (Aktiengesellschaft) duly existing under the laws of Switzerland. Pursuant to the Extract, its current share capital amounts to CHF 11,586,780,315.60 divided into 479,783,864 registered shares of CHF 24.15 par value each.

b)	The Common Shares will, if and when issued by the Company, be authorized, validly issued, paid up (liberiert) to their nominal value in accordance with the laws of Switzerland and non-assessable.

c)	The Warrants to purchase Common Shares will, if and when issued by the Company, be authorized by the Company and validly issued in accordance with the laws of Switzerland.

d)

The guarantee of debt securities of Chubb INA Holdings Inc. by the Company guaranteeing debt securities to be issued by Chubb INA Holdings Inc. will, if and when issued, be authorized in accordance with the laws of Switzerland.

e)

The guarantee of preferred securities of ACE Capital Trust III and ACE Capital Trust IV, respectively, by the Company guaranteeing preferred securities to be issued by ACE Capital Trust III and ACE Capital Trust IV will, if and when issued, be authorized by the Company in accordance with the laws of Switzerland.

IV	Qualifications

1	The opinions given in this opinion letter are subject to the following qualifications:

a)

The opinions set out above are subject to applicable bankruptcy, insolvency, reorganisation, liquidation, moratorium, civil procedure and other similar laws and regulations as applicable to creditors, debtors, claimants and defendants generally as well as principles of equity (good faith) and the absence of a misuse of rights.

b)	Our opinions expressed herein are limited solely to the laws of Switzerland and we express no opinion herein concerning the laws of any other jurisdiction.

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c)

The Articles of Association contain in article 6 an authorized share capital which authorizes the board of directors of the Company to issue up to 200,000,000 Common Shares until 17 May 2020. The issuance of Common Shares (i) in excess of such maximum amount or (ii) after such date requires the prior approval of the general meeting of shareholders of the Company.

d)

The Articles of Association contain in article 4 a conditional share capital which permits the Company to issue up to 33,000,000 Common Shares in connection with certain convertible debt instruments. The issuance of Common Shares (i) in excess of such maximum amount or (ii) in connection with convertible debt instruments outside of the scope of the conditional share capital described in article 4 of the Articles of Association requires the prior approval of the general meeting of shareholders of the Company.

e)

Shares out of conditional capital are issued upon compliance with the relevant legal requirements. The issuance of such shares, however, has only to be reflected in the articles of association and the extract from the commercial register, respectively, within three months after the close of the financial year. Hence, the actual amount of share capital and conditional capital, respectively, may diverge from the amounts shown in the Articles of Association and the Extract.

f)

In relation to opinion III c), above, it should be noted that prior to the issuance of Warrants to purchase Common Shares a resolution by the general meeting of shareholders of the Company will be required to create the necessary conditional share capital to service share delivery obligations under such Warrants.

g)

Our scope of review did not include the terms of the guarantee of debt securities of Chubb INA Holdings Inc. and the guarantee of preferred securities of ACE Capital Trust III and ACE Capital Trust IV, respectively, and the documents enclosed to the Registration Statement, including the respective indenture.

h)	The scope of this opinion does not extend to the issuance of Common Shares for employee benefit plans out of conditional share capital under article 5 of the Articles of Association.

i)	We express no opinion as to the accuracy or completeness of the information set out in the Registration Statement.

j)	We express no opinion as to insurance regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matters. Also, we express no opinion as to tax matters.

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k)

The opinions expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

2

In this legal opinion, Swiss legal concepts are expressed in English terms and not in their original German language; the concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions; this legal opinion may, therefore, only be relied upon under the express condition that any issues of interpretation or liability arising hereunder will be governed by Swiss law and be subject to the exclusive jurisdiction of the courts of the City of Zurich, Switzerland, venue being Zurich 1.

3

This legal opinion is rendered solely for the purpose of the transactions herein referred to. It may not be used, circulated, quoted, referred to or relied upon for any other purpose without our written consent in each instance. We hereby consent to the filing of this legal opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Opinions” in the prospectus contained in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This legal opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

Yours sincerely,

Bär & Karrer AG

/s/ Dr. Urs Kägi
Dr. Urs Kägi